Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, we the undersigned agree that the Schedule 13G, to which this Joint Filing Agreement is attached as an Exhibit, including all amendments thereto filed by the undersigned, is filed on behalf of each of us.

Date: January 30, 2015

MAYFIELD XII MANAGEMENT, L.L.C.

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD XII, A DELAWARE LIMITED PARTNERSHIP

By:	Mayfield XII Management, L.L.C.
Its General Partner

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD ASSOCIATES FUND XII, A DELAWARE LIMITED PARTNERSHIP

By:	Mayfield XII Management, L.L.C.
Its General Partner

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD PRINCIPALS FUND XII, A DELAWARE MULTIPLE SERIES LLC

By:	Mayfield XII Management, L.L.C.
Its Managing Director

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

JAMES T. BECK

By:	/s/ James T. Beck
James T. Beck

NAVIN CHADDHA

By:	/s/ James T. Beck
James T. Beck, Attorney-In-Fact

ROBERT T. VASAN

By:	/s/ James T. Beck
James T. Beck, Attorney-In-Fact